Exhibit 99.2

6,190 shares @ $35.00
200 shares @ $35.02
200 shares @ $35.03
100 shares @ $35.04
1,400 shares @ $35.06
1,300 shares @ $35.12
100 shares @ $35.13
300 shares @ $35.18
743 shares @ $35.19
200 shares @ $35.20
100 shares @ $35.22